Exhibit 99.10
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Consumer Markets (Valvoline) premium lubricants % of branded volume)

Premium Lubricants % of Branded Volume

	2005	2006	2007	2008	2009
January	23.0	23.9	24.1	25.3	27.6
February	21.9	25.1	21.5	25.7	27.6
March	26.7	24.1	24.3	26.0	31.3
April	23.8	23.3	24.0	23.0	27.7
May	23.2	21.8	26.3	26.3	28.4
June	26.3	22.2	23.2	25.6	30.4
July	23.6	22.5	22.2	23.6	27.2
August	24.1	23.3	24.8	27.6	27.4
September	21.5	20.9	23.9	27.5
October	22.2	21.7	23.6	26.9
November	24.4	20.5	23.4	27.0
December	22.1	22.6	21.8	27.4